Exhibit 99.1

news release

Ovintiv Announces Enhanced Compensation, Governance and Environmental Initiatives

DENVER, February 17, 2021 – Ovintiv Inc. (NYSE: OVV) (TSX: OVV) today, in conjunction with reporting its fourth quarter and full-year 2020 results, provided an update on enhanced corporate governance, compensation and environmental initiatives.

Highlights:

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Executive Compensation: Modified executive compensation program, adding debt reduction to short term incentive structure, as well as the inclusion of the S&P and XOP indices in Ovintiv’s performance share unit (PSU) peer group, a return on invested capital (ROIC) metric in the Company’s long term incentive (LTI) structure, and the addition of a methane emissions intensity target across the incentive pay structure for all employees.

•	Governance Enhancement: Board adopted a “Rooney Rule” requirement to ensure a diverse group of candidates are included in its Director search process.

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Environment and Safety: Continued to build on a foundation of superior risk management, achieving less than 0.5% flare and vent performance in the fourth quarter of 2020. Despite the challenges presented by COVID-19, the Company reported its seventh consecutive safest year ever in 2020, with total recordable incident frequency (TRIF) for both employees and contractors dropping to 0.19.

Ovintiv’s independent Board Chair Peter Dea said, “We are pleased to announce these important updates, which stem from our ongoing dialogue and annual Board shareholder outreach program, and a continuation of actions taken over the last two years. Our Board works to integrate our ESG initiatives with corporate strategy to deliver strong business outcomes and shareholder returns over the long-term. Board engagement is a vital part of identifying issues important to our stakeholders and most notably, tracking and reporting progress on our path to continuously enhancing our business. We believe we have industry-leading practices across several ESG facets, but we recognize this is a journey and the Board challenges itself and the Ovintiv management team to continuously improve. Today’s enhancements ensure we incentivize value-creation at every level of the organization through rigorous goal setting and compensation actions to drive lasting value.”

Executive Compensation

Ovintiv’s Board regularly reviews executive compensation to ensure alignment with the Company’s shareholders and industry best practice. The Human Resources and Compensation Committee have made the following changes to named executive officer (NEO) compensation in 2020 and 2021:

•	Reduced target value of LTI awards granted to NEOs by 15% in 2020.

•	Included a 33% methane intensity reduction target by 2025—benchmarked to 2019 results; the new metric will be included in the annual incentive pay for all employees beginning in 2021.

•	LTI payouts now settled in shares to build insider ownership.

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Capped the relative total shareholder return (TSR) payout of PSU awards at 100% beginning in 2020 if Ovintiv’s three-year TSR for the performance period is negative. The cap is to be applied regardless of peer-group relative performance.

•	Added the S&P 400 and XOP indices to its 2021 PSU peer group, measuring performance against the broader market and a more diverse group of industry peers.

•	Emphasized key financial metrics in the 2021 Company scorecard that include debt reduction, non-GAAP Free Cash Flow, capital efficiency and Total Costs.

•	Included a ROIC metric in the 2021 LTI program.

•	With input from the Board’s compensation consultant, the Board rigorously reviewed and strengthened its annual incentive targets.

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The Committee’s decisions were based on feedback from Ovintiv’s ongoing shareholder engagement program. During 2020, members of the Board and management directly engaged with shareholders representing more than 40% of outstanding shares.

Governance Enhancement

Ovintiv has an active, engaged and independent Board that is diverse by gender, skills and experiences. In mid-2020 the board retained an external consultant to support board refreshment and succession with a goal to ensuring the company has the skills required for today and the future and accesses diverse perspectives. Since 2019, the Board has added three new directors, announced the retirement of two long-tenured directors, appointed new chairs to its standing committees, as well as a new non-executive chairman. Board rejuvenation is an important conduit to new ideas, effective oversight and adapting to stakeholder expectations. At the end of 2020, average board tenure was approximately 6 years, which compares favorably to the S&P 500 member-company average of approximately 10 years.

The Board values and is committed to diversity. The Company’s corporate governance framework has been revised to further reflect this commitment. On February 10, 2021, the Board adopted a requirement that candidates of gender and racial or ethnic diversity are sought out and included in its Director search processes, commonly known as the “Rooney Rule”.

Environment and Safety

Ovintiv continues to build on a track record of peer-leading performance on emissions reduction through technology and operating performance. Ovintiv is ranked at the top amongst 12 industry peers across key third party ESG rating agencies.

Building on this foundation and with input from third-party experts, Ovintiv set a target in the fourth quarter of 2020 to reduce its methane intensity by 33% to 0.10 metric tons CH4/thousand barrels of oil equivalent (CH4/MBOE) by 2025. The target will be benchmarked against 2019 actual methane intensity of 0.15 metric tons CH4/MBOE. Additional details can be found in the Company’s 16th annual Sustainability Report (https://www.ovintiv.com/sustainability/).

The Company works continuously to reduce the impact of its operations and in 2020 significantly reduced flaring and venting of natural gas across its operations. Ovintiv does not engage in routine flaring by ensuring that gas gathering infrastructure is in place for all wells drilled. In the fourth quarter of 2020, flared and vented gas volumes accounted for less than 0.5% of total natural gas sales volumes, down significantly from approximately 1.2% in 2019. The Company has also been working closely with third party midstream providers to reduce emissions.

The Company has been a leader and early adopter of key disclosure frameworks from the Task Force on Climate-related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB). Ovintiv released its TCFD- and SASB-aligned Sustainability Report in the fourth quarter of 2020 for the 16th consecutive year. Ovintiv executives also serve in leadership roles on climate-related issues within the largest industry trade associations in North America and are collaborating with industry peers to ensure consistent methodology and disclosure of key metrics across the industry.

The Company remains committed to protecting the health of its workforce. At the onset of the pandemic, the Company established a cross-functional Pandemic Response Team, including medical professionals, and developed and implemented risk-based protocols and procedures. These actions enabled Ovintiv’s employees and contractors to safely continue their work in the field and for low-risk staff to return to the office. For the seventh consecutive year, Ovintiv recorded the safest year in its history with TRIF dropping to 0.19 for both employees and contractors. Peer leading safety performance remains a component of the Ovintiv’s executive compensation 2021 scorecard.

Fourth Quarter and Full Year 2020 Results

The Company today issued a separate news release on its fourth quarter and full-year 2020 financial and operating results and its 2021 Outlook. A conference call and webcast to discuss recent results will be held at 9 a.m. MT, February 18, 2021. Supplemental slides and financial statements are available at www.ovintiv.com.

About Ovintiv Inc.

Ovintiv is one of the largest producers of oil, condensate and natural gas in North America. The Company is committed to preserving its financial strength, maximizing profitability through disciplined capital investments and operational efficiencies and returning capital to shareholders. A talented team, in combination with a culture of innovation and

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efficiency, fuels Ovintiv’s economic performance, increases shareholder value and strengthens its commitment to sustainability in the communities where its employees live and work.

Advisory Regarding Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.

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Total Costs is a non-GAAP measure which includes the summation of production, mineral and other taxes, upstream transportation and processing expense, upstream operating expense and administrative expense, excluding the impact of long-term incentive costs, restructuring costs and current expected credit losses. It is calculated as total operating expenses excluding non-upstream operating costs and non-cash items which include operating expenses from the Market Optimization and Corporate and Other segments, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, long-term incentive costs, restructuring costs and current expected credit losses. When presented on a per BOE basis, Total Costs is divided by production volumes. Management believes this measure is useful to the Company and its investors as a measure of operational efficiency across periods.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: future financial and operating results. FLS involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. These assumptions include expectations and projections made in light of the Company’s historical experience. Risks and uncertainties include: ability to generate sufficient cash flow to meet obligations; commodity price volatility and impact to the Company’s stock price and cash flows; ability to secure adequate transportation and potential curtailments of refinery operations, including resulting storage constraints or widening price differentials; discretion to declare and pay dividends, if any; business interruption, property and casualty losses or unexpected technical difficulties; impact of COVID-19 to the Company’s operations, including maintaining ordinary staffing levels, securing operational inputs, executing on portions of its business and cyber-security risks associated with remote work; counterparty and credit risk; impact of changes in credit rating and access to liquidity, including costs thereof; risks in marketing operations; risks associated with technology; risks associated with decommissioning activities, including timing and costs thereof; and other risks and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and as described from time to time in its other periodic filings as filed on EDGAR and SEDAR. Although the Company believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, the Company undertakes no obligation to update or revise any FLS.

SOLICITATION OF PROXIES – Ovintiv intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulatory authorities in connection with its solicitation of proxies for its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). OVINTIV STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Ovintiv with the SEC without charge from the SEC’s website at www.sec.gov and Canadian securities regulatory authorities at www.sedar.com.

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Certain Information Regarding Participants

Ovintiv, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Ovintiv’s stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the ownership of Ovintiv’s directors and executive officers in Ovintiv common stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Ovintiv’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (281) 210-5253

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